Exhibit 99.2

ALEXANDER & BALDWIN, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma financial information has been prepared to show the effect of the sale of certain assets and ownership interests by Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, and A & B Properties Hawaii, LLC, Series R (collectively, “A&B”), all wholly-owned subsidiaries of Alexander & Baldwin, Inc. (the “Company”).

On December 17, 2018, A&B entered into a Purchase and Sale Agreement and Escrow Instructions (the “PSA”) with Mahi Pono Holdings, LLC (“Buyer”). Pursuant to the terms of the PSA, A&B will sell approximately 41,000 acres of agricultural land located on the island of Maui and 100% of the Company’s ownership interest in Central Maui Feedstocks LLC and Kulolio Ranch LLC (collectively, “Maui Diversified Agriculture”) in exchange for cash consideration of approximately $261.6 million, less customary closing costs and fees, to A&B, subject to certain contingencies and reserves further described in the PSA. The sale of Maui Diversified Agriculture closed on December 20, 2018.

The impact of the sale has been included in the pro forma statements under the “Sale of Maui Agricultural Land” column. Proceeds from the sale of Maui Diversified Agriculture qualify for potential tax-deferred like-kind exchange pursuant to Internal Revenue Code §1031 and are classified as Restricted Cash on the Pro Forma Balance Sheet.

In addition, A&B has also agreed to sell 50% of its ownership interest in East Maui Irrigation Company, LLC (“EMI”), which includes approximately 15,000 acres of land, no later than February 1, 2019 for approximately $2.7 million, and A&B’s remaining 50% ownership interest upon the occurrence of certain events in the future in exchange for $2.7 million. The entire impact of the future sale of EMI has been included in the pro forma statements under the “Probable Sale of EMI” column.

In the pro forma financial statements, unless noted otherwise, the term “Disposition” shall refer to the sale of both Maui Diversified Agriculture and EMI.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 is derived from the audited consolidated financial statements of the Company for the year ended December 31, 2017 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2018 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 are based on the Company’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2018 and the adjustments and assumptions described below.

The unaudited pro forma information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017 and for the nine-month period ended September 30, 2018 have been prepared to give effect to the Disposition as if it occurred on January 1, 2017. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of the Company’s results excluding the disposed assets. The financial statement impact attributable to the Disposition itself is considered a one-time non-recurring item and is therefore excluded from the pro forma unaudited consolidated statement of operations. Additionally, as the Disposition is reflective of the execution of the Company’s ongoing strategy for the Land Operations segment, it is not considered discontinued operations.

The unaudited pro forma condensed consolidated balance sheet has been prepared to give effect to the Disposition as if it occurred on September 30, 2018, including an adjustment to retained earnings for the net gain on sale. The unaudited pro forma consolidated balance sheet does not purport to reflect the actual transaction or financial position of the Company.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnotes disclosures) included in the annual and quarterly historical financial statements has been excluded in these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of future results or of the results of operations of the Company that would have occurred had the Disposition been consummated as of the dates indicated.

ALEXANDER & BALDWIN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(In millions, except per share amounts; unaudited)

		Pro Forma Adjustments
	As Reported (A)	Sale of Maui Agricultural Land		Pro Forma after Sale of Maui Agricultural Land	Probable Sale of EMI		Pro Forma after Sale of Maui Agricultural Land & EMI
Operating Revenue:
Commercial Real Estate	$136.9	$—		$136.9	$—		$136.9
Land Operations	84.5	(0.4	) (C)	84.1	(0.1	) (C)	84.0
Materials & Construction	204.1	—		204.1	—		204.1

Total operating revenue	425.5	(0.4)		425.1	(0.1)		425.0

Operating Costs and Expenses:
Cost of Commercial Real Estate	75.5	—		75.5	—		75.5
Cost of Land Operations	60.4	(6.2	) (D)	54.2	(1.4	) (D)	52.8
Cost of Materials & Construction	166.1	—		166.1	—		166.1
Selling, general and administrative	66.4	—		66.4	(0.1	) (D)	66.3
REIT evaluation/conversion costs	15.2	—		15.2	—		15.2
Impairment of real estate assets	22.4	—		22.4	—		22.4

Total operating costs and expenses	406.0	(6.2)		399.8	(1.5)		398.3

Operating Income	19.5	5.8		25.3	1.4		26.7
Income (loss) related to joint ventures	7.2	—		7.2	—		7.2
Reductions in solar investments, net	(2.6)	—		(2.6)	—		(2.6)
Interest and other income (expense), net	2.1	—		2.1	—		2.1
Interest expense	(25.6)	—		(25.6)	—		(25.6)

Income from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties	0.6	5.8		6.4	1.4		7.8
Income tax benefit (expense)	218.2	—		218.2	(0.4	) (E)	217.8

Income from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties	218.8	5.8		224.6	1.0		225.6
Net gain (loss) on the sale of improved properties, net of income taxes	9.3	—		9.3	—		9.3

Income from Continuing Operations	228.1	5.8		233.9	1.0		234.9
Income (loss) from discontinued operations, net of income taxes	2.4	—		2.4	—		2.4

Net Income (Loss)	230.5	5.8		236.3	1.0		237.3
Income attributable to noncontrolling interest	(2.2)	—		(2.2)	—		(2.2)

Net Income (Loss) Attributable to A&B Shareholders	$228.3	$5.8		$234.1	$1.0		$235.1

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$4.63	$0.11		$4.74	$0.03		$4.77
Discontinued operations available to A&B shareholders	0.05	—		0.05	—		0.05

Net income (loss) available to A&B shareholders	$4.68	$0.11		$4.79	$0.03		$4.82

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$4.30	$0.11		$4.41	$0.02		$4.43
Discontinued operations available to A&B shareholders	0.04	—		0.04	—		0.04

Net income (loss) available to A&B shareholders	$4.34	$0.11		$4.45	$0.02		$4.47

Weighted-Average Number of Shares Outstanding:
Basic	49.2	49.2		49.2	49.2		49.2
Diluted	53.0	53.0		53.0	53.0		53.0
Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$227.7	$5.8		$233.5	$1.0		$234.5
Discontinued operations available to A&B shareholders, net of income taxes	2.4	—		2.4	—		2.4

Net income (loss) available to A&B shareholders	$230.1	$5.8		$235.9	$1.0		$236.9

See accompanying notes to pro forma financial information

ALEXANDER & BALDWIN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2018

(In millions, except per share amounts; unaudited)

		Pro Forma Adjustments
	As Reported (B)	Sale of Maui Agricultural Land		Pro Forma after Sale of Maui Agricultural Land	Probable Sale of EMI		Pro Forma after Sale of Maui Agricultural Land & EMI
Operating Revenue:
Commercial Real Estate	$104.9	$—		$104.9	$—		$104.9
Land Operations	72.6	(0.3	) (C)	72.3	(0.1	) (C)	72.2
Materials & Construction	167.3	—		167.3	—		167.3

Total operating revenue	344.8	(0.3)		344.5	(0.1)		344.4

Operating Costs and Expenses:
Cost of Commercial Real Estate	57.0	—		57.0	—		57.0
Cost of Land Operations	67.0	(5.8	) (D)	61.2	(0.9	) (D)	60.3
Cost of Materials & Construction	143.5	—		143.5	—		143.5
Selling, general and administrative	44.7	—		44.7	—		44.7

Total operating costs and expenses	312.2	(5.8)		306.4	(0.9)		305.5

Operating Income	32.6	5.5		38.1	0.8		38.9
Income related to joint ventures	6.3	—		6.3	—		6.3
Reductions in solar investments, net	(0.4)	—		(0.4)	—		(0.4)
Interest and other income (expense), net	2.5	—		2.5	(0.1)		2.4
Interest expense	(26.4)	—		(26.4)	—		(26.4)

Income from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties	14.6	5.5		20.1	0.7		20.8
Income tax benefit (expense)	1.8	—		1.8	(0.1	) (E)	1.7

Income from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties	16.4	5.5		21.9	0.6		22.5
Net gain (loss) on the sale of improved properties, net of income taxes	49.8	—		49.8	—		49.8

Income from Continuing Operations	66.2	5.5		71.7	0.6		72.3
Income (loss) from discontinued operations, net of income taxes	(0.2)	—		(0.2)	—		(0.2)

Net Income (Loss)	66.0	5.5		71.5	0.6		72.1
Income attributable to noncontrolling interest	(1.4)	—		(1.4)	—		(1.4)

Net Income (Loss) Attributable to A&B Shareholders	$64.6	$5.5		$70.1	$0.6		$70.7

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.92	$0.08		$1.00	$0.01		$1.01
Discontinued operations available to A&B shareholders	—	—		—	—		—

Net income (loss) available to A&B shareholders	$0.92	$0.08		$1.00	$0.01		$1.01

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.89	$0.08		0.97	$0.01		$0.98
Discontinued operations available to A&B shareholders	—	—		—	—		—

Net income (loss) available to A&B shareholders	$0.89	$0.08		$0.97	$0.01		$0.98

Weighted-Average Number of Shares Outstanding:
Basic	70.2	70.2		70.2	70.2		70.2
Diluted	72.4	72.4		72.4	72.4		72.4
Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$64.8	$5.5		$70.3	$0.6		$70.9
Discontinued operations available to A&B shareholders, net of income taxes	(0.2)	—		(0.2)	—		(0.2)

Net income (loss) available to A&B shareholders	$64.6	$5.5		$70.1	$0.6		$70.7

See accompanying notes to pro forma financial information

ALEXANDER & BALDWIN, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

(In millions; unaudited)

		Pro Forma Adjustments
	As Reported (B)	Sale of Maui Agricultural Land		Pro Forma after Sale of Maui Agricultural land	Probable Sale of EMI		Pro Forma after Sale of Maui Agricultural land & EMI
ASSETS
Current Assets:
Cash and cash equivalents	$7.5	$—		$7.5	$5.3	(F)	$12.8
Accounts receivable, net	60.3	—		60.3	—		60.3
Costs and estimated earnings in excess of billings on uncompleted contracts	9.6	—		9.6	—		9.6
Inventories	32.2	—		32.2	—		32.2
Real estate held for sale	23.7	—		23.7	—		23.7
Prepaid expenses and other assets	41.3	(0.2	) (F)	41.1	(0.1	) (F)	41.0

Total current assets	174.6	(0.2)		174.4	5.2		179.6

Investments in Affiliates	379.2	—		379.2	—		379.2
Real Estate Developments	141.9	—		141.9	—		141.9
Property – Net	1,322.3	(9.0	) (F)	1,313.3	(1.1	) (F)	1,312.2
Intangible Assets – Net	75.9	—		75.9	—		75.9
Deferred Tax Asset	17.6	—		17.6	—		17.6
Goodwill	102.3	—		102.3	—		102.3
Restricted Cash	0.2	255.6	(F)	255.8	—		255.8
Other Assets	62.2	—		62.2	(1.2	) (F)	61.0

Total assets	$2,276.2	$246.4		$2,522.6	$2.9		$2,525.5

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$37.1	$—		$37.1	$—		$37.1
Accounts payable	33.7	—		33.7	—		33.7
Billings in excess of costs and estimated earnings on uncompleted contracts	3.6	—		3.6	—		3.6
Accrued and other liabilities	46.3	3.5	(F)	49.8	0.5	(F)	50.3

Total current liabilities	120.7	3.5		124.2	0.5		124.7

Long-term Liabilities:
Long-term debt	741.3	—		741.3	—		741.3
Accrued pension and post-retirement benefits	23.1	—		23.1	—		23.1
Other non-current liabilities	34.5	77.5	(F)	112.0	—		112.0

Total long-term liabilities	798.9	77.5		876.4	—		876.4

Total liabilities	919.6	81.0		1,000.6	0.5		1,001.1

Redeemable Noncontrolling Interest	8.0	—		8.0	—		8.0
Equity:
Common stock — no par value; authorized, 150 million shares; outstanding, 72 million	1,792.1	—		1,792.1	—		1,792.1
Accumulated other comprehensive loss	(38.3)	—		(38.3)	—		(38.3)
Distributions in excess of accumulated earnings	(410.5)	165.4	(F)	(245.1)	2.4	(F)	(242.7)

Total A&B shareholders’ equity	1343.3	165.4		1508.7	2.4		1511.1

Noncontrolling interest	5.3	—		5.3	—		5.3

Total equity	1348.6	165.4		1514.0	2.4		1516.4

Total liabilities and equity	$2,276.2	$246.4		$2,522.6	$2.9		$2,525.5

See accompanying notes to pro forma financial information

ALEXANDER & BALDWIN, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND

STATEMENT OF OPERATIONS

(Unaudited)

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained. Amounts are rounded to the nearest tenth of a million. Accordingly, a recalculation of some per-share amounts if based on the reported data, may result in differences.

(A)    Derived from the Company’s condensed statement of operations for the year ended December 31, 2017.

(B)    Derived from the Company’s condensed consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2018, respectively.

(C)    Revenue

Adjustment reflects an elimination of historical Maui Diversified Agricultural and EMI revenue.

(D)    Operating Costs

Adjustment reflects an elimination of historical Maui Diversified Agricultural and EMI operating costs. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.

(E)    Income Taxes

Adjustment reflects the elimination of the estimated tax impact.

(F)    Gain on Sale and Contingencies

The following balance sheet adjustments were made to record the gain on the sale of Maui Diversified Agriculture and EMI as if the sale had occurred on September 30, 2018:

(in millions)	Sale of Maui Agricultural Land		Probable Sale of EMI
Sales Price (net of closing costs)	$255.6	(1)	$5.3
Contingencies and Reserves	(62.0	) (3)	—

Net Sales Price	193.6		5.3
Assets sold	(9.2	) (2)	(2.4	) (2)
Contingent Liabilities	(19.0	) (3)	(0.5	) (3)

Gain on Sale	$165.4		$2.4

(1)

- As the sale of the Maui Diversified Agriculture qualifies for potential deferred tax-deferral treatment under Internal Revenue Code Section 1031, the proceeds were classified as a restricted cash adjustment in the pro-forma balance sheet. Sales price is show net of estimated closing costs of $5.9 million.

(2)	- Represents the sum of total assets disposed of as part of the sale.
(3)

- The Company has recorded certain liabilities due to various clauses in the PSA related to the Company’s post closing obligations and purchase price contingencies to be resolved at a future date. The liabilities have been classified as current and long term based on the underlying terms included in the PSA.